UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
          Noble Energy, Inc. (the “Company”) held its annual meeting of stockholders on Tuesday, April 27, 2010 at 9:30 a.m. central time in The Woodlands, Texas. Holders of an aggregate of 175,837,002 shares of the Company’s common stock at the close of business on March 9, 2010, were entitled to vote at the meeting, of which 158,263,644, or approximately 90%, of the eligible voting shares were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
          Proposal #1 — Elect the nine nominees named in the proxy statement as members of the Company’s Board of Directors:

				Broker
Name	For	Against	Abstain	Non-Vote

Jeffrey L. Berenson	100,627,386	48,912,045	283,086	8,441,127
Michael A. Cawley	147,750,093	1,842,050	230,374	8,441,127
Edward F. Cox	100,648,014	48,893,023	281,480	8,441,127
Charles D. Davidson	147,366,851	2,229,580	226,086	8,441,127
Thomas J. Edelman	113,364,873	36,225,519	232,125	8,441,127
Eric P. Grubman	148,527,355	1,066,128	229,034	8,441,127
Kirby L. Hedrick	100,795,635	48,799,800	227,082	8,441,127
Scott D. Urban	148,542,112	1,053,238	227,167	8,441,127
William T. Van Kleef	148,493,898	1,096,977	231,642	8,441,127
          Proposal #2 — Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2010:

For	Against	Abstain

156,182,153	1,821,434	260,057

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: April 30, 2010	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary